Exhibit 10.2

Logistics and Transport Co-operation Agreement

No.: XXXXXXXXXXXXXX-001

Signature: XXXXXXXXXX

Date of signature: XX X2X 202X

Party 1:

Party 2:

Party 3:

Party 4:

Party B:

In accordance with the Civil Code of the People's Republic of China and other relevant laws and regulations, Party A1, Party A2, Party A3, Party A4 (hereinafter collectively referred to as Party A), and Party B, after friendly negotiations, have reached the following agreement, which both parties agree to abide by and execute:

Article I: Consign goods

1. Product name: according to actual/each batch

2. Variety specification: according to actual/each batch

3. Quantity: according to actual/each batch

4. Packaging: according to actual/each batch

Article II: Duration, nature of the agreement and specific operational contracts

1. Duration of this contract: From the day of dd/mm/yyyy to the day of dd/mm/yyyy

2. Both parties agree that for each specific transportation operation, the relevant entrusted transportation matters shall be based on the delivery note (see Annex 1) confirmed by both parties with seals. The delivery note confirmed by both parties with seals shall become the specific business contract under this agreement.

Article III: Rights and obligations of Party A

1. Party A shall provide Party B with a detailed list of goods, recipient's name, address, contact phone number, as well as necessary information related to the transportation of goods, including weight or volume, quantity, and special requirements for transportation, in the form of a "Delivery Notice". The second party shall transport the goods in accordance with the contents of the "Delivery Notice", and special remarks shall be strictly followed. (See Annex 1).

2. After the goods are delivered, if Party A needs to change the destination or consignee, or cancel the shipping business, Party A has the right to require Party B to change the content of the "Delivery Notice" or cancel the "Delivery Notice" before the goods arrive at the destination. If it exceeds the scope of the "Shipping Notice", Party B should actively cooperate with Party A to resolve it. The additional expenses incurred will be confirmed in writing by Party A and Party B after friendly negotiation.

3. Party A has the right to supervise, guide, correct and evaluate the entire process of Party B's cargo transportation, and track and query the cargo delivery information at any time. Party B shall fully cooperate with Party A's operation inspection.

4. Party A shall ensure the legality of the goods shipped. For goods that require approval, inspection and other procedures, Party A shall provide Party B with relevant documents.

5. After Party A confirms that Party B has completed the transportation task, it is responsible for paying the corresponding fees in full and in a timely manner in accordance with the relevant terms of this agreement.

Article IV: Rights and Obligations of Party B

1. Party B has the right to charge Party A for logistics transportation fees and related fees (the charging items, standards and methods must be agreed by Party A).

2. Party B shall ensure that it operates legally and has relevant transportation qualifications, and the vehicles provided are in good performance and clean, and do not carry toxic, harmful, odorous, polluted chemicals and live or dead animal specimens.

3. Party B shall arrange vehicle transportation in the most economical way according to the entrustment of Party A, complete the loading and unloading of the goods accurately and timely, deliver the entrusted goods safely, accurately and completely from the place of picking up the goods to the place of receiving the goods within the agreed time, and pay the expenses incurred thereby on behalf of Party A.

4. Party B shall not delay Party A's operations, and shall provide Party A with the pickup/delivery vehicle information and driver/carrier contact information in advance so that Party A can track and confirm the status of the vehicle and goods in a timely manner.

5. After Party B undertakes the transport of Party A's goods, it shall track the goods in the whole process of transport, keep in touch by telephone, fax and e-mail 24 hours a day, and be able to receive Party A's instructions and information about the goods at any time. In the process of transport, without Party A's consent, Party B shall not dismantle or inspect Party A's goods.

6. When the goods arrive, Party B requires the consignee to sign the receipt (see Annex 2) and submit it to Party A on the same day by fax, email, WeChat, QQ and other data telegrams. At the time of monthly settlement, the original receipt shall be delivered to Party A together with the freight invoice as a proof of freight settlement.

7. Party B shall strictly deliver the goods to the consignee designated by Party A, and shall not give the goods to others for collection without Party A's consent. If the consignee or address changes, Party B shall deliver the goods to the changed address after confirmation. Otherwise, Party A has the right to refuse to pay the freight of the goods and impose a fine of three times of the value of the goods on Party B. If the goods are transferred again, Party B shall bear the freight charges and compensate for all the losses caused to Party A as a result. Party A may unilaterally terminate this contract, and reserves the right to pursue relevant legal responsibilities against Party B.

8. In any case, when Party A instructs Party B in writing or by telephone to suspend, stop or change the transportation, delivery or consignee or address of the goods, Party B shall immediately act in accordance with Party A's instructions, and Party B shall resume the transportation, delivery or return or deliver the goods to any place indicated by Party A in accordance with Party A's instructions.

9. If the consignee fails to pick up the goods at the designated delivery location, Party B shall immediately notify Party A of the situation and shall continue to keep the goods properly and carefully. Party B can only handle the goods in accordance with Party A's written instructions. Upon receipt of the relevant invoice, Party A shall compensate Party B for any documented expenses incurred by Party B due to delayed delivery and suspension of shipment.

10. Party B shall bear full responsibility for personal injury, vehicle damage, loss, damage or deterioration of goods caused by intentional or negligent acts or other reasons during the transportation and loading and unloading of goods, as well as personal injury or vehicle damage caused by scattering in the cargo yard during transportation.

11. Party B shall keep all Party A's data and cargo information confidential and shall not disclose Party A's cargo information and customer information to the outside world. Otherwise, Party B shall bear all direct losses caused to Party A.

12. Party B shall insure the transported goods, Party A shall be the insurance beneficiary, and the insurance premium shall be borne by Party B.

Article V: Compensation for losses

1. The value of the transported goods shall be based on Party A's actual transaction records. If Party A's goods are lost, short, contaminated, damaged or wet due to Party B's reasons, Party A has the right to require Party B to compensate according to the sales price of the goods, and may require Party B to bear all losses suffered by Party A.

2. After Party B ships the goods, it must ensure that the receipt confirmation and delivery work are completed in accordance with Party A's regulations, and hand over the consignee's receipt (see Appendix 2) to Party A on the same day, otherwise all losses caused to Party A shall be borne by Party B.

3. If Party B delivers the goods late or the consignee cannot complete the receipt on time due to Party B's reasons, Party B shall pay Party A all expenses incurred due to the late arrival of the goods and all losses suffered by Party A; Party A reserves the right to claim compensation from Party B.

4. If the consignee refuses to accept the goods due to Party B's reasons, Party B shall compensate according to the sales price of the rejected goods and hand over the goods to Party A for processing. At the same time, Party A reserves the right to claim compensation from Party B. Party B shall pay the compensation to Party A within 10 working days from the date of receipt of Party A's notice. If Party B refuses or delays to pay Party A's losses, Party A has the right to deduct the amount from the payables paid by Party A to Party B and Party B's risk deposit. If the deduction is insufficient, Party A has the right to continue to seek compensation from Party B and reserves the right to legal action..

5. Party B shall provide transportation in a realistic manner and shall not engage in any acts, including but not limited to false transportation, fictitious outbound charges, etc., which may cause Party A losses in goods, funds, or reputation. Otherwise, Party A has the right to retain and recover the freight.

Article VI: Transport costs and settlement

1. Transportation costs: The relevant costs of each specific transportation business shall be subject to the "Delivery Notice" stamped and confirmed by both parties.

2. Settlement method and time limit: Party A and Party B shall settle the relevant fees on a monthly basis. Party B shall reconcile with Party A's account of last month within five working days of the following month. Party A shall submit to Party A the original receipts of all transportation business of the previous month before the 15th of each month (holidays shall be postponed). If the receipt is lost, the freight of the corresponding business shall be deducted first, and Party A has the right to require Party B to compensate for the losses caused thereby. In case of special circumstances, the two parties shall resolve the issue through friendly negotiation. Party A shall respond within 3 working days after receiving the freight VAT invoice and the "Freight Settlement List" (see Annex 3) issued by Party B and confirmed by Party A. If there is no objection, Party A shall deposit the freight for the corresponding period into the collection account designated by Party B in one lump sum within 20 working days after receiving Party B's invoice (see Article 8 of this contract for details).

3. Any losses caused to Party A due to Party B’s fault or any expenses that should be borne or compensated by Party B according to the relevant provisions of this Agreement shall be indicated in the Freight Invoice List completed by Party B and shall be deducted directly by Party A from the expenses payable to Party B.

Article VII: Risk deposit

1. According to the agreement with Party A, Party B shall pay Party A a risk deposit of RMB 0,000. If the transportation business increases, Party A has the right to require Party B to increase the corresponding risk deposit.

2. The risk deposit shall be directly deposited into the collection account designated by Party A (see Article 8 of this contract for details).

3. Party B shall, within one working day after the actual deduction of the risk deposit, make up the full amount of the deduction. If Party B fails to make up the full amount of the deduction in time, Party A shall have the right to deduct it from the payable payment to Party B.

4. After the termination of this Agreement, if there is no dispute between the two parties, Party A shall return the risk deposit in full to Party B without interest within 10 working days.

Article VIII: Designated Accounts and Invoicing Information

1. Party B's designated account

Company Name:

Tax ID:

Address:

Phone:

Account opening bank:

Account:

Party A shall make payments to Party B according to the following account details. If Party B changes the account information, it must promptly notify Party A. Any losses resulting from delayed notification shall be entirely borne by Party B.

Once Party A has made payment to the account provided by Party B, any subsequent economic disputes arising from this transaction shall not involve Party A.

None of them are related to Party A.

2. Party A's designated account & invoicing information (see as Annex IV of this contract)

If Party A changes the payment account or invoicing information, it must promptly notify Party B. Any losses resulting from delayed notification shall be entirely borne by Party A.

Article IX: Force majeure

If either party to this agreement is unable to perform the contract due to force majeure, they shall notify the other party of the reasons for non-performance within two working days after the occurrence of the force majeure event. Upon providing a certificate of force majeure issued by the relevant governmental authority, the affected party may delay, partially perform, or not perform the contract, and may be partially or wholly exempted from liability for breach of contract.

Article X: Application of law and settlement of disputes

Any matters not covered in this agreement shall be handled in accordance with the provisions of the Civil Code of the People's Republic of China. Any disputes related to this agreement shall be resolved through friendly negotiation between both parties to this agreement. Disputes that cannot be resolved through negotiation may be submitted to the People's Court at the location of Party A's residence for litigation.

Article XI: Other

1. Notices, instructions, and other communications related to this contract shall be in written form.

2. This contract is made in duplicate, with each party holding one copy, both of which have equal legal effect.

3. This contract shall become effective upon being stamped with the official seals (or special contract seals) of both parties.

(No text below)

Party A1:	Party A2:

Party A3:	Party A4:

Party B:

Annex 1:

ToSuppply.cn
Delivery Notice

Commission Date			Notice No.
Item Name	Specification			Origin/Manufacturer
Quantity	Unit	ton	Single Price	Total amount
Amount in capital
Quantity (pallets/packages)			Total weight (tonnes)
Delivery date			Arrival date
Delivery Unit			Delivery Contacts
Contact Number			Delivery Address
Warehouse Contacts			Contact Number

Delivery unit			Receiving unit
Contacts			Contacts
Contact number			Contact number
Address			Delivery Address
Note
After the consignee signs or stamps, it indicates that the consignee has confirmed that the above goods have been received correctly (please attach the receipt on the back of this form)
The delivery unit promises
1. The goods will arrive no later than the above agreed time. If there is any accident, notify the delivery unit in time
2. Ensure the safety of the goods during transportation. If there is any loss, soaking, or broken package that causes losses to the delivery unit, we are willing to unconditionally compensate the delivery unit according to the delivery contract price.

Transport company backfill information
Vehicle No.				Driver's Name
Contact Number				Identification number
Shipping fee	Quantity (tonnes)	0	Unit price ($)	Amount
Destocking fee	Quantity (tonnes)	0	Unit price ($)	Amount
Removal fee	Quantity (trays)		Unit price ($)	Amount
Total Amount			Amount in capital	Zero yuan

Signature of shipping unit				Signature of delivery unit

Annex 2:

ToSuppply.cn

Delivery Receipt

Item Name	Polyethylene	Brand	Contract No.
Specifications		Unit	Quantity received
Delivery Note Number:			Delivery Address
Transportation Unit			Contact Person:
Vehicle Number			Tel:
Driver Name			Remarks:
Driver Phone Number

Receiving unit (signature and seal):

Date of receipt:

Note: The consignee’s signature or seal shall indicate that the consignee confirms that the above goods have been correctly received.

Annex 3: Delivery settlement list

Settlement date: xx xx xxxx - xx xxxx xxxx

Serial No.	distribution unit	Vehicle No.	Vehicle type	Business No.	Commission date	Delivery address	Delivery address	Quantity (tonnes)	Unit cost of freight	Freight fee	Delivery charge	Other costs	Total freight

Stamp of carrier: